Exhibit 99.1

Proofpoint Prices $800 Million of 0.25% Convertible Senior Notes due 2024

SUNNYVALE, Calif. — August 21, 2019 — Proofpoint, Inc. (NASDAQ: PFPT), a leading cybersecurity company, today announced that it has priced $800 million aggregate principal amount of 0.25% Convertible Senior Notes due 2024 (the “Notes”). The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Proofpoint also granted the initial purchasers of the Notes an option to purchase up to an additional $120 million aggregate principal amount of Notes. The sale is expected to close on August 23, 2019, subject to customary closing conditions.

The Notes will be unsecured, unsubordinated obligations of Proofpoint, and interest will be payable semi-annually.

The Notes will mature on August 15, 2024, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to April 15, 2024, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of Proofpoint common stock, cash or a combination of cash and shares of Proofpoint common stock, at the election of Proofpoint.

Holders of the Notes will have the right to require Proofpoint to repurchase all or a portion of their Notes at 100% of the principal amount, plus accrued and unpaid interest, if any, upon the occurrence of a fundamental change (as defined in the indenture relating to the Notes). Proofpoint will also be required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes or redemptions occurring prior to the maturity date.

The Notes will also be redeemable by Proofpoint on or after August 20, 2022 at 100% of the principal amount, plus any accrued and unpaid interest, if the last reported sale price of Proofpoint’s common stock is at least 130% of the applicable conversion price for at least 20 trading days during any 30 consecutive trading-day period.

The Notes will have an initial conversion rate of 6.4941 shares of common stock per $1,000 principal amount of Notes (which is subject to adjustment in certain circumstances). This represents an initial conversion price of approximately $153.99 per share. The initial conversion price represents a premium of approximately 37.5% to the $111.99 per share closing price of Proofpoint’s common stock on the NASDAQ Global Select Market on August 20, 2019.

Proofpoint estimates that the net proceeds from the offering will be approximately $782.2 million (or approximately $899.8 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Proofpoint. Proofpoint intends to use approximately $72.8 million of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions described below. Proofpoint expects to use the remaining net proceeds from the offering of the Notes for general corporate purposes, which may include acquisitions or other strategic transactions. Proofpoint currently has no agreements or understandings with respect to any such acquisitions or transactions.

In connection with the pricing of the Notes, Proofpoint has entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates (the “Capped Call Counterparties”). The capped call transactions are expected generally to reduce the potential dilution upon any conversion of the Notes and/or offset any cash payments Proofpoint is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of Notes, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $223.98 per share, which represents a premium of approximately 100% over the last reported sale price of Proofpoint’s common stock of $111.99 per share on August 20, 2019, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the Notes exercise their option to purchase additional Notes, Proofpoint expects to enter into additional capped call transactions with Capped Call Counterparties.

In connection with establishing their initial hedge of the capped call transactions, the Capped Call Counterparties have advised Proofpoint that they and/or their respective affiliates expect to purchase Proofpoint common stock and/or enter into various derivative transactions with respect to Proofpoint common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Proofpoint common stock or the Notes at that time.

In addition, the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Proofpoint common stock and/or purchasing or selling Proofpoint common stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes or following any repurchase of Notes by Proofpoint on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or decrease in the market price of Proofpoint common stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including any shares of Proofpoint common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

The Notes and the shares of common stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Use of forward looking statements:

This press release contains “forward-looking statements” including, among other things, statements relating to the completion, timing and size of the offering, the potential effects of capped call transactions and the expected use of proceeds from the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Proofpoint will consummate the offering, prevailing market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, and industry or political conditions in the United States or internationally and whether the capped call transactions will become effective. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Proofpoint’s business and financial results, please review the “Risk Factors” described in Proofpoint’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the Securities and Exchange Commission, or SEC, and in Proofpoint’s other filings with the SEC.

Except as may be required by law, Proofpoint undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.

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Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contact:

Jason Starr

Proofpoint, Inc.

408-585-4351

jstarr@proofpoint.com

Source: Proofpoint, Inc.